UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

Grand Canyon Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 W. Camelback Road Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 639-7500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 15, 2014, Grand Canyon Education, Inc. (the “Company”) held its Annual Meeting. The total number of shares of the Company’s common stock, par value of $0.01 per share, voted in person or by proxy at the Annual Meeting was 42,934,713, representing approximately 92% of the 46,644,610 shares that were outstanding and entitled to vote. The following matters were voted upon at the Annual Meeting, and the number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, with respect to each such matter is set forth below.

1)	The proposal to elect the nominees listed below as Directors of the Company, each to serve until the Company’s 2015 Annual Meeting of Stockholders or until his or her respective successor is elected and qualified or until his or her earlier resignation or removal.

	For	Withheld	Non Votes
Brent D. Richardson	40,564,601	782,906	1,587,206
Brian E. Mueller	41,185,753	161,754	1,587,206
David J. Johnson	41,185,230	162,277	1,587,206
Jack A. Henry	41,187,729	159,778	1,587,206
Bradley A. Casper	41,189,763	157,744	1,587,206
Kevin F. Warren	41,185,380	162,127	1,587,206
Sara R. Dial	41,163,679	183,828	1,587,206

2)	The proposal to approve, on an advisory basis, the compensation of our named executive officers.

	For	Against	Abstain	Broker Non Votes
Compensation of Officers	39,673,366	1,496,408	177,733	1,587,206

3)	The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

	For	Against	Abstain
Ratification of KPMG LLP	42,704,841	12,578	217,294

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: May 16, 2014	By:	/s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)